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                                                                    EXHIBIT 16.2




                          [KPMG AUDIT PLC LETTERHEAD]




Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549
United States of America


31 October 1997





Dear Sirs

We have read the statements made by Viasystems, Inc. which we understand will be filed with the Securities and Exchange Commission pursuant to Item 304 of Regulation S-K, as part of that company's Form S-1 for the month of October 1997. We agree with the statements concerning our Firm in such Form S-1.

Yours faithfully



/s/ KPMG AUDIT PLC

KPMG Audit Plc